                                                                  EXHIBIT (B)(1)

                                 $300,000,000


                               CREDIT AGREEMENT

                         Dated as of January 21, 2000

                                     Among

                             EIN ACQUISITION CORP.

                                  as Borrower
                                  -- --------

                                      and

                          UTRECHT-AMERICA FINANCE CO.

                               as Initial Lender
                               -- ------- ------

                                      and

             COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                             "RABOBANK NEDERLAND",
                                NEW YORK BRANCH

                                   as Agent
                                   -- -----

                               CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of January 21, 2000 among EIN ACQUISITION CORP., a Florida corporation (together with any successor by merger, the "Borrower"), UTRECHT-AMERICA FINANCE CO., a Delaware corporation ("Utrecht"),
 --------                                                          -------
listed on the signature pages hereof as the Initial Lender (the "Initial
                                                                 -------
Lender"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, ("Rabobank"), as agent (together with any successor
                               --------
appointed pursuant to Article VII hereof, the "Agent") for the Lenders (as
                                               -----
hereinafter defined).


PRELIMINARY STATEMENTS:


          (1) The Borrower intends to acquire (the "Acquisition") all of the issued and outstanding Capital Stock of Echelon International Corporation ("Echelon").

          (2) The Borrower has requested that the Initial Lender extend credit to the Borrower, on the terms and conditions set forth herein, for the purpose of financing the Acquisition.

          (3) To induce the Initial Lender to enter into this Agreement and extend credit to the Borrower, the Borrower is executing and delivering to the Agent the Security Agreement (as hereinafter defined) pursuant to which the Borrower is assigning and pledging to the Agent for its benefit and the ratable benefit of the Lenders the Borrower's right title and interest in and to certain assets as security for its obligations hereunder.


          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS


          SECTION 1.01.  Certain Defined Terms. As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition" has the meaning specified in the recital of parties to
           -----------
this Agreement.

          "Advance" has the meaning specified in Section 2.01.
           -------

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to this
           -----
     Agreement.

          "Agent's Account" means the account of the Agent maintained by the
           ---------------
     Agent with The Bank of New York, ABA #021-000-018, at its office at 245 Park Avenue, New York, New York 10167, Account No. 802-6002-533, credit to Rabobank Nederland, New York Branch, Attention: Corporate Services/EIN Acquisition, or such other account as shall be notified to the Borrower by the Agent from time to time.

          "Aggregate Collateral Value"  means the sum of (i) the Purchase Price
           --------------------------
     (as defined in the Real Estate Purchase Agreement) plus (ii) the cash
                                                        ----
     portion of the Transfer Value (as defined in the Subscription Agreement) plus (iii) the dollar amount set forth in Section 4(b) of the Heller
     ----
     Purchase Agreement plus (iv) the amount of the Escrow Fund deposited pursuant to the Cash Escrow Agreement.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Lending Office, in the case of a Eurodollar Rate Advance, specified by the Initial Lender on the signature pages hereto and specified by each other Lender in the Assignment and Acceptance pursuant to which it became a Lender, and, in the case of a Base Rate Advance, such other office of such Lender as such Lender may specify to the Borrower and the Agent as its Lending Office for a Base Rate Advance.

          "Applicable Margin" means 0.50% per annum.
           -----------------

          "Assignment and Acceptance" means an assignment and acceptance
           -------------------------
     agreement entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in form and substance satisfactory to the Agent.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest quoted by the Agent in New York, New York, from time to time, as its base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means the Advance at any time that the Advance
           -----------------
     bears interest as provided in Section 2.06(a)(ii).

          "Borrower" has the meaning specified in the recital of parties to this
           --------
     Agreement; it being expressly understood that (i) at any time after the effectiveness of the Merger but prior to the effectiveness of the Delaware Merger, "Borrower" shall mean and include the surviving company in the Merger and (ii) at any time after the Delaware Merger, "Borrower" shall mean and include the surviving company in the Delaware Merger.

          "Borrowing" means the borrowing of an Advance.
           ---------

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized by law to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" means any of the following, to the extent owned by
           ----------------
     the Borrower free and clear of all Liens and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least U.S.$1,000,000,000 (or the equivalent thereof).

          "Cash Escrow Agreement" means that certain Cash Escrow Agreement,
           ---------------------
     dated as of a date on or prior to the sate of the funding of the Advance, among Echelon, the Borrower and Rabobank, as Escrow Agent, attached hereto as Exhibit F.

          "Collateral" means all "Collateral" referred to in the Security
           ----------
     Agreement and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

          "Confidential Information" means information that the Borrower
           ------------------------
     furnishes to the Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower which source was not, to the best knowledge of the Agent or the Borrower, as applicable, subject to any confidentiality agreement or arrangement.

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.07 or 2.08.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
     of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Delaware Merger" means the merger of the surviving company in the
           ---------------
     Merger into EIN.

          "Distributions" means any distribution or dividend or return of
           -------------
     capital or any other distribution, payment or delivery of property or cash, or the redemption, retirement, purchase or acquisition, directly or indirectly, of any membership or partnership interest now or hereafter outstanding (or any warrants for or options in respect of any such interest) or the setting aside of any funds for any of the foregoing purposes.

          "Echelon" means Echelon International Corporation, a Florida
           -------
     corporation.

          "EIN" means EIN Corp., a Delaware corporation.
           ---

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
           -----------------
     (c) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of U.S.$500,000,000 (or the equivalent thereof); (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of U.S.$500,000,000 (or the equivalent thereof); (e) a commercial bank organized under the laws of any other country that is a member of the OECD and having total assets in excess of U.S.$500,000,000 (or the equivalent thereof); (f) the central bank of any country that is a member of the OECD; (g) a finance company or other financial institution (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of U.S.$500,000,000 (or the equivalent thereof); or (h) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Escrow Agreement" means that certain Escrow Agreement, dated as of
           ----------------
     attached hereto as Exhibit E.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D
           ------------------------
     of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per
           ---------------
     annum equal to the rate per annum obtained by dividing (a) the average rate pr annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in U.S. Dollars are offered by the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the principal amount of the Advance outstanding and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided that, unless and until the Agent designates at least three
     --------
     Reference Banks, the "Eurodollar Rate" means an interest rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. Dollars are offered by the principal office of the Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two days before the date of the first day of such Interest Period in an amount substantially equal to the principal amount of Advance and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means the Advance at any time that the
           -----------------------
     Advance bears interest as provided in Section 2.06(a)(i).

          "Eurodollar Rate Reserve Percentage" means, for any Interest Period,
           ----------------------------------
     the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on the Eurodollar Rate Advance is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Year" means a fiscal year of the Borrower ending on December
           -----------
     31 in any calendar year.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Heller Purchase Agreement" means the Omnibus Agreement, dated the
           -------------------------
     date hereof between Heller and the Borrower (together with the form of purchase agreement attached thereto) in the form attached hereto as Exhibit B, or such other form acceptable to the Agent and the Initial Lender in their sole discretion.

          "Heller" means Heller Financial, Inc., a Delaware corporation.
           ------

          "Indemnified Party" has the meaning specified in Section 8.04(b).
           -----------------

          "Initial Lender" has the meaning specified in the recital of parties
           --------------
     to this Agreement.

          "Interest Period" means, at any time when the Advance is a Eurodollar
           ---------------
     Rate Advance, initially, the period commencing on the date of the Advance becomes a Eurodollar Rate Advance and ending on the day which is one week, one month, two months or three months thereafter, as selected by the Borrower in the relevant Notice of Borrowing and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the day which is one week, one month, two months or three months thereafter, as selected by the Borrower in the relevant Notice of Borrowing; provided, however, that:
                                   --------  -------

               (i) the duration of any Interest Period which commences before the Maturity Date and otherwise ends after the Maturity Date shall end on the Maturity Date;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last
                        --------
          day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the last calendar month of such Interest Period, such Interest Period shall end on the last Business Day of such last calendar month;

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of
                                                            ----
     such Person.

          "Joint Instruction Letter" means that certain Joint Instruction
           ------------------------
     Letter, dated as of the date which is one Business Day prior to the date of the Advance, among the Real Estate Purchaser, the Real Estate Escrow Agent, the Subscription Counterparty and the Subscription Escrow Agent, attached hereto as Exhibit H.

          "Lenders" means the Initial Lender and each Person that shall become a
           -------
     Lender hereunder pursuant to Section 8.07.

          "Lending Office" means, with respect to any Lender, the office of such
           --------------
     Lender specified as its "Lending Office" in the case of the Initial Lender on the signature pages hereto, and in the case of each other Lender in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (i) this Agreement, (ii) the Notes, (iii) the
           --------------
     Security Agreement and (iv) the other documents executed in connection with the transactions contemplated thereby, in each case as amended or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Margin Stock" has the meaning specified in Regulation U.
           ------------

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, (b) the rights and remedies of (i) the Agent or any Lender under any Loan Document or (ii) the Borrower under any Transaction Document or (c) the ability of the Borrower to perform its Obligations under any Loan Document or any Transaction Document to which it is or will be a party.

          "Maturity Date" means April 27, 2000.
           -------------

          "Merger"  means the merger contemplated by the Merger Agreement.
           ------

          "Merger Consideration"  has the meaning set forth in the Merger
           --------------------
     Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of
           ----------------
     a date on or prior to the date of the Advance, by and among ETA Holding LLC, the Borrower and Echelon in the form attached hereto as Exhibit G, or such other form acceptable to the Agent and the Initial Lender in their sole discretion.

          "Minimum Required Collateral Value" means the sum of (i) the principal
           ---------------------------------
     amount of the Advance, plus (ii) all interest and fees payable under this
                            ----
     Agreement during the period beginning on the date hereof and ending on the Maturity Date, plus (iii) $1,000,000.
                    ----

          "Note" means a promissory note of the Borrower payable to the order of
           ----
     any Lender, in substantially the form of Exhibit A attached hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advance.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).
           -------------------

          "Obligation" means, with respect to any Person, any payment,
           ----------
     performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Transaction Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Transaction Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

          "OECD" means the Organization for Economic Cooperation and
           ----
     Development.

          "Offer Price"  has the meaning set forth in the Merger Agreement.
           -----------

          "Other Taxes" has the meaning specified in Section 2.10(b).
           -----------

          "Paying Agent" has the meaning set forth in the Merger Agreement.
           ------------

          "Paying Agent's Account" means the account of the Paying Agent which
           ----------------------
     is designated pursuant to the Offer Documents (as defined in the Merger Agreement) as the account to which the Offer Price or Merger Consideration, as applicable, shall be delivered.

          "Permitted Merger"  means a merger permitted pursuant to Section
           ----------------
     5.02(d).

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Rabobank" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
           --------
     "Rabobank Nederland", New York Branch.

          "Real Estate Escrow Agent" means the Escrow Agent as defined in the
           ------------------------
     Real Estate Purchase Agreement.

          "Real Estate Purchase Agreement" means the Purchase And Sale Agreement
           ------------------------------
     by and among Echelon and Certain of its Subsidiaries and the Real Estate Purchaser, dated as of a date on or prior to the date of the Advance, in the form attached hereto as Exhibit C, or such other form acceptable to the Agent and the Initial Lender in their sole discretion.

          "Real Estate Purchaser" means Echelon Residential LLC, a Delaware
           ---------------------
     limited liability company.

          "Reference Banks" means the Agent and the other banks, if any,
           ---------------
     designated by the Agent as "Reference Banks" in consultation with the Borrower.

          "Register" has the meaning specified in Section 8.07(d).
           --------

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
     Federal Reserve System, as in effect from time to time.

          "Required Lenders" means, at any time, Lenders owed at least 51% of
           ----------------
     the then aggregate unpaid principal amount of the Advance owing to Lenders.

          "Responsible Officer" means any officer of the Borrower.
           -------------------

          "Secured Obligations" has the meaning specified in the Security
           -------------------
     Agreement.

          "Secured Parties" means the Agent and the Lenders.
           ---------------

          "Security Agreement" means the Security Agreement dated as of the date
           ------------------
     hereof, made by the Borrower as grantor to the Agent for the benefit of the Agent and the other Secured Parties, as the same may be amended from time to time in accordance with the terms hereof and thereof.

          "Solvent" and "Solvency" mean, with respect to any Person on a
           -------       --------
     particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not reasonably believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subscription Agreement" means the Subscription Agreement by and among
           ----------------------
     Echelon and Certain of its Subsidiaries and the Subscription Counterparty, dated as of a date on or prior to the date of the Advance, attached thereto in the form attached hereto as Exhibit D, or such other form acceptable to the Agent and the Initial Lender in their sole discretion.

          "Subscription Counterparty" means Heller Affordable Housing of
           -------------------------
     Florida, Inc., a Florida corporation.

          "Subscription Escrow Agent" means the Escrow Agent as defined in the
           -------------------------
     Subscription Agreement.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Taxes" has the meaning specified in Section 2.10(a).
           -----

          "Transaction Documents" means (i) the Heller Purchase Agreement, (ii)
           ---------------------
     the Real Estate Purchase Agreement, (iii) the Subscription Agreement, (iv) the Merger Agreement, (v) any documents executed in connection with the Delaware Merger, (v) the Escrow Agreement, (vi) the Cash Escrow Agreement and (vii) the other documents executed in connection with the transactions contemplated thereby, in each case as amended or otherwise modified from time to time in accordance with the terms thereof and hereof.

          "Type" refers to the distinction between an Advance bearing interest
           ----
     at the Base Rate and an Advance bearing interest at the Eurodollar Rate.

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Wire Transfer Instructions"  means the wire transfer instructions
           --------------------------
     attached hereto as Exhibit I.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  Accounting terms not specifically
                         ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistently applied ("GAAP").
                                             ----


                                  ARTICLE II

                        AMOUNT AND TERMS OF THE ADVANCE

          SECTION 2.01.  The Advance.   The Initial Lender agrees, on the terms
                         -----------
and conditions hereinafter set forth, to make an advance (the "Advance") to the
                                                               -------
Borrower (i) in an amount equal to the lesser of (a) $300,000,000 and (b) the aggregate dollar amount of the Merger Consideration and the Offer Price required to be paid pursuant to the Merger Agreement and (ii) to be made on any Business Day (the "Borrowing Date") on or before the earlier to occur of (y) the
          --------------
Effective Date (as defined in the Merger Agreement) and (z) March 6, 2000. Amounts borrowed and repaid or prepaid may not be reborrowed.

          SECTION 2.02.  Making the Advance.  (a) The Advance shall be made on
                         ------------------
notice (a "Notice of Borrowing"), given by the Borrower to the Agent not later
           -------------------
than 10:00 A.M. (New York City time) (a) two Business Days prior to the requested Borrowing Date, if the Advance is to be initially a Eurodollar Rate Advance and (b) on the Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the Borrowing Date, (iii) whether the Advance is to be a Eurodollar Rate Advance or a Base Rate Advance and (iv) if the Advance is to be initially a Eurodollar Rate Advance, the length of the initial Interest Period therefor. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Upon the satisfaction of the conditions precedent set forth herein, each Lender shall on the Borrowing Date, make available to the Agent at the Agent's Account, in same day funds, the amount of the Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by transferring the proceeds of the Advance to the Paying Agent at the Paying Agent's Account.

          (b) The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the proposed date specified for the Advance the applicable conditions set forth in Article III, including, without limitation, any loss actually incurred by such Lender (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance when the Advance, as a result of such failure, is not made on such date.

          SECTION 2.03. Fees.  The Borrower shall pay to the Initial Lender an
                        ----
upfront fee in the amount of $1,000,000. Once paid, the fees or any part thereof payable hereunder shall not be refundable under any circumstances.

          SECTION 2.04. Repayment of Advance.  The Borrower shall repay to the
                        --------------------
Agent for the ratable account of the Lenders on the Maturity Date the aggregate outstanding principal amount of the Advance then outstanding.

          SECTION 2.05. Prepayments.  (a)  Optional.  The Borrower may, upon at
                        -----------        --------
least three Business Days' notice to the Agent, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advance in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that
                                                      --------  -------
(i) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) if any prepayment of the Advance made when the Advance is a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c).

          (b)  Mandatory.   (i)  The Borrower shall, upon receipt of any
               ---------
distribution or payment in respect of the Collateral or any part thereof, immediately apply 100% of the amount of such distribution or payment to prepay
the Advance.   If any such distribution or payment is received by the Agent from any third party, the Agent is hereby authorized and instructed to apply such amounts to prepay the Advance as set forth in clause (iii) below.

          (ii) All prepayments made under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If the Advance is a Eurodollar Rate Advance at the time of prepayment and a prepayment is required to be made under this subsection (b) on a date other than the last day of an Interest Period, the Borrower shall be obligated to pay the Lenders any amounts owing pursuant to Section 8.04(c).

          (iii) All amounts received by the Agent pursuant to Section 2.05(b) shall be applied (A) first, to the payment of all amounts due, if any, pursuant to Section 8.04(c), (B) second, to pay accrued interest on the principal amount of the Advance being prepaid and (C) third, to prepay the Advance.

          (c)   Notice. Each prepayment shall be accompanied by written notice
                ------
to the Agent of the provision of Section 2.05(a) or 2.05(b) under which such prepayment is to be made, and identifying the source of the proceeds of such prepayment.

          SECTION 2.06. Interest.  (a)  Scheduled Interest.  (i) For each
                        --------        ------------------
     period during which the Advance is a Eurodollar Rate Advance, the Borrower shall pay interest on the unpaid principal amount of the Advance from the date the Advance became a Eurodollar Rate Advance until the Advance is Converted into a Base Rate Advance or paid in full, at the rate per annum equal at all times during each Interest Period to the sum of (x) the Eurodollar Rate for such Interest Period plus (y) the Applicable Margin,
                                              ----
     payable in arrears on the last day of such Interest Period and on the date the Advance is Converted into a Base Rate Advance or paid in full.

          (ii) For each period during which the Advance is a Base Rate Advance, the Borrower shall pay interest on the unpaid principal amount of the Advance from the date the Advance became a Base Rate Advance until the Advance is paid in full or Converted into a Eurodollar Rate Advance, at a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each calendar month and on the date such Base Rate Advance is paid in full or Converted into a Eurodollar Rate Advance.

          (b)   Default Interest. Upon the occurrence and during the continuance
                ----------------
of an Event of Default and at the election of the Required Lenders upon the occurrence and during the continuance of any other Default, the Borrower shall pay interest on (i) the unpaid principal amount of the Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Advance pursuant to clause (a)(i) or (ii) above, and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Advance.

          SECTION 2.07. Interest Rate Determination.  (a) Each Reference Bank
                        ---------------------------
agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a).

          (b) If, at any time when the Advance is a Eurodollar Rate Advance, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Required Lenders of funding or maintaining their respective share of the Advance for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon the Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (c) On the date on which the aggregate unpaid principal amount of the Advance shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, if the Advance is a Eurodollar Rate Advance, it will automatically Convert into a Base Rate Advance.

          (d) Upon the occurrence and during the continuance of any Event of Default, if the Advance is a Eurodollar Rate Advance, it will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (e) If, at any time after the Agent has appointed more than two Reference Banks, fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for an Interest Period,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Interest Period, and

          (ii) the Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          SECTION 2.08.  Increased Costs, Etc.   (a)  If, due to either (i) the
                         --------------------
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of funding or maintaining the Advance as a Eurodollar Rate Advance (excluding for purposes of this Section
2.08 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.10 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section
--------  -------
2.08(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If the Advance is a Eurodollar Rate Advance and the Required Lenders notify the Agent that the Eurodollar Rate for the relevant Interest Period will not adequately reflect the cost to such Lenders of funding or maintaining their respective share of the Advance for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon the Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Applicable Lending Office to continue to fund or maintain its respective share of the Advance as a Eurodollar Rate Advance hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, if the Advance is a Eurodollar Rate Advance, it will automatically, upon demand, Convert into a Base Rate Advance; provided, however, that, before making any such demand, such
                    --------  -------
Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would allow such Lender or its Applicable Lending Office to continue to fund or maintain its respective share of the Advance as a Eurodollar Rate Advance and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.09.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest; provided, however, that, if such
                                         --------  -------
extension would cause payment of interest on or principal of a Eurodollar Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.10.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes that
                 ---------
are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be
                                            -----
required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                         -----------

          (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.10, imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
 -------------       --------------------
Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender that has certified in writing to the Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender delivers a form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue
Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender providing a form W-8, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance
      --------  -------
pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date
 ----- ----
on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a
                                             --------  -------
Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          SECTION 2.11.  Sharing of Payments, Etc.  If any Lender shall obtain
                         -------------------------
at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time (other than pursuant to Section 2.10 or 8.04(c)) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time (other than pursuant to Section 2.10 or 8.04(c)) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess
                   --------  -------
payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.12.  Use of Proceeds.  The proceeds of the Advance shall be
                         ---------------
available (and the Borrower agrees that it shall use such proceeds) solely to pay to the Paying Agent the aggregate dollar amount of the Offer Price and the Merger Consideration pursuant to the terms of the Merger Agreement.

                                  ARTICLE III

                             CONDITIONS OF LENDING


          SECTION 3.01.  Conditions Precedent to the Making of the Advance.  The
                         -------------------------------------------------
obligation of the Initial Lender to make the Advance hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the making of such Advance:

          (a) Between the date of this Agreement and the date of the Borrowing, there has been no change in the corporate and legal structure and capitalization of the Borrower, Echelon or EIN, including the terms and conditions of the charter, bylaws and each class of capital stock of the Borrower, Echelon and EIN and of each agreement or instrument relating to such structure or capitalization.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower, Echelon, EIN or any of the Subsidiaries thereof pending or threatened before any court, governmental agency or arbitrator that (i) with respect to the Borrower or EIN, could reasonably be expected to have a Material Adverse Effect, (ii) with respect to Echelon and its Subsidiaries taken as a whole, could reasonably be expected to have a material adverse effect on (A) the business, results of operations of such Person (B) the financial condition of the Total Assets (as defined in the Real Estate Purchase Agreement) or (C) the Leveraged Lease Portfolio (as defined in the Merger Agreement) or (iii) purports to affect the legality, validity or enforceability of any Loan Document, any Transaction Document or the consummation of the transactions contemplated thereby.

          (c) The Borrower shall have paid all accrued fees and expenses of the Agent and the Initial Lender (including the accrued fees and expenses of counsel to the Agent).

          (d) The Agent shall have received a certificate from Heller certifying that the Heller Agreement has not been amended, supplemented, otherwise modified or terminated.

          (e) The Agent shall have received (i) evidence that the Articles of Merger (as defined in the Merger Agreement and in form and substance satisfactory to the Agent in its sole discretion) have been pre-cleared for filing with the Department of State of the State of Florida and (ii) oral confirmation from the Real Estate Escrow Agent that such Articles of Merger will be filed by the Real Estate Escrow Agent with the Department of State of the State of Florida immediately after the Agent has made the Advance available to the Borrower.

          (f) The Minimum Condition (as defined in the Merger Agreement) shall have been satisfied.

          (g) The Tender Offer Expiration Date (as defined in the Real Estate Purchase Agreement) has occurred.

          (h) The Agent shall have received on or before the day of the Borrowing the following, in form and substance satisfactory to the Agent (unless otherwise specified):

               (i)       The Note payable to the order of the Initial Lender,
                      dated the date of the Borrowing, duly executed by the Borrower.

               (ii)      An original counterpart of this Agreement, duly
                      executed by the Borrower.

               (iii)     An original counterpart of the Security Agreement, duly
                      executed by the Borrower and an executed Notification And Confirmation, the forms of which is attached thereto as Exhibit A.

               (iv)      An original counterpart of the Merger Agreement, duly
                      executed by the parties thereto

               (v)       An original counterpart of the Heller Purchase
                      Agreement, duly executed by the parties thereto.

               (vi)      An original counterpart of the Real Estate Purchase
                      Agreement, duly executed by the parties thereto.

               (vii)     An original counterpart of the Subscription Agreement,
                      duly executed by the parties thereto.

               (viii)    An original counterpart of the Escrow Agreement, duly
                      executed by the parties thereto.

               (ix)      An original counterpart of the Joint Instruction
                      Letter, duly executed by the parties thereto.

               (x)       The Wire Transfer Instructions, duly executed by the
                      Borrower with receipt acknowledged by LandAmerica Financial Group.

               (xi)      Evidence satisfactory to the Agent of all recordings,
                      filings and other actions (including, without limitation, each consent required thereby) of or with respect to the Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby.

               (xii)     A favorable opinion of the counsel for the Borrower, in
                      form and substance reasonably satisfactory to the Agent addressing, among other things, the fact that this Agreement and the Security Agreement will, upon the effectiveness of the Merger, be the legal, valid and binding obligations of the surviving corporation in the merger, enforceable against such entity in accordance with their terms.

               (xiii)    A favorable opinion of counsel for Heller, in form and
                      substance reasonably satisfactory to the Agent with respect to the matters set forth in clauses (a), (b) and
                      (c) of Section 7 of the Heller Purchase Agreement.

               (xiv)     A favorable opinion of the counsel of Real Estate
                      Purchaser, in form and substance reasonably satisfactory to the Agent with respect to the matters set forth in Sections 4.1, 4.2 and 4.3(a), (b) and (c) of the Real Estate Purchase Agreement.

               (xv)      A favorable opinion of the counsel of Subscription
                      Agreement Counterparty, in form and substance reasonably satisfactory to the Agent with respect to the matters set forth in Sections 4.1, 4.2 and 4.4(a), (b) and (c) of the Subscription Agreement.

               (xvi)     Such other approvals, opinions or documents as the
                      Agent or Initial Lender may reasonably request.

          (i) The Escrow Agent (as defined in the Escrow Agreement) shall have received the Escrowed Items (as defined in the Escrow Agreement) required to be delivered to it pursuant to the Escrow Agreement.

          (j) The Aggregate Collateral Value shall not be less than the Minimum Required Collateral Value.

          (k) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents and any Transaction Documents shall be true and correct on and as of such date as if made on and as of such date.

          (l) No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the Advance.

          (m) No default shall exist (i) by Heller under the Heller Purchase Agreement, (ii) by the Real Estate Purchaser under the Real Estate Purchase Agreement, (iii) by the Subscription Counterparty under the Subscription Agreement or (iv) by Echelon under the Merger Agreement, other than any defaults described in clauses (i) through (iv) of this clause (m) which, in the aggregate, could not have an adverse effect on the value of the Collateral.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower .  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and (ii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Security Agreement and each other Transaction Document to which it is or is to be a party, and the consummation of the other transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or (iv) except for the Liens created thereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

          (c) Other than those filings which have been made or will be made prior to the making of the Advance, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of the Loan Documents and the Transaction Document to which it is or will be a party, or for the consummation of the other transactions contemplated hereby, (ii) the grant by the Borrower of the Liens granted by them pursuant to the Security Agreement, (iii) the perfection or maintenance of the Liens created by the Security Agreement (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender of its rights under the Loan Documents or any of their rights under or remedies in respect of the Transaction Documents or the other Collateral pursuant to the Security Agreement.

          (d) This Agreement has been, and each of the Notes and each other Transaction Document to which the Borrower is or is to be party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes, each other Transaction Document to which the Borrower is party or is to be party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          (e) There is no action, suit, investigation, litigation or proceeding affecting the Borrower, pending or threatened before any court, governmental agency or arbitrator.

          (f) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Advance will be used in violation of Regulation U or any other regulation governing Margin Stock.

          (g) The Security Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Upon the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower will be the legal and beneficial owner of the Collateral subject to the Security Agreement free and clear of any Lien, except for the liens and security interests created or permitted under the Transaction Documents.

          (h) The Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Neither the making of the Advance, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of the 1940 Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (i)  The Borrower is Solvent.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.   So long as the Advance shall
                         ----------------------
remain unpaid, the Borrower, each of its Subsidiaries and any successors to the Borrower or its Subsidiaries by merger or otherwise will:

          (a) Compliance with Laws, Etc.  Comply in all material respects, with
              -------------------------
all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) Payment of Taxes, Etc.  Pay and discharge, before the same shall
              ---------------------
become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the Borrower shall not be
                        --------  -------
required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Preservation of Existence, Etc.  Preserve and maintain its
              ------------------------------
existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises.

          (d) Keeping of Books.  Keep proper books of record and account, in
              ----------------
which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with generally accepted accounting principles in effect from time to time.

          (e) Performance of Transaction Documents.  Perform and observe all of
              ------------------------------------
the terms and provisions of each Transaction Document to be performed or observed by it, maintain each such Transaction Document in full force and effect, enforce such Transaction Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Transaction Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Transaction Document.

          (f) Exercise of Rights under the Collateral.  Fully enforce its rights
              ---------------------------------------
under the Collateral, including, without limitation, taking any action requested by the Agent in connection therewith.

          SECTION 5.02.  Negative Covenants.   So long as any portion of the
                         -------------------
Advance shall remain unpaid, the Borrower will not, at any time:

          (a) Liens, Etc.  Create, incur, assume or suffer to exist any Lien
              ----------
(other than (i) the Liens created under the Security Agreement, (ii) Liens securing Debt permitted pursuant to clauses (b)(ii), (b)(iii) or (c) below and
(iii) after the Merger, Liens permitted by Section 3.01(g) of the Merger Agreement to the extent that the existence of such Liens could not reasonably be expected to have a Material Adverse Effect) on or with respect to any of its properties (other than the Capital Stock of Echelon) of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income.

          (b) Debt.  Create, incur, assume or suffer to exist any Debt other
              ----
than (i) Debt hereunder, (ii) Debt which is being repaid with the proceeds of the Advance pursuant to the Merger Agreement or is being or will be assumed by Heller, the Real Estate Purchaser or the

Subscription Counterparty pursuant to the Transaction Documents and (iii) after the effectiveness of the Merger, the Debt described on Schedule 5.02(b) attached hereto.

          (c)  Lease Obligations.  Create, incur, assume or suffer to exist any
               -----------------
obligations as lessee for the rental or hire of real or personal property of any kind other than (i) such obligations that are or will be assumed by Heller, the Real Estate Purchaser or the Subscription Counterparty pursuant to the Transaction Documents and (ii) after the effectiveness of the Merger, such obligations described on Schedule 5.02(c) attached hereto.

          (d)  Mergers, Etc. Merge into or consolidate with any Person or permit
               ------------
any Person to merge into it; provided, however, that (i) the Borrower may merge
                             --------  -------
into Echelon pursuant to the Transaction Documents and (ii) the Borrower may merge into EIN pursuant to the Delaware Merger if (A) EIN agrees in writing, in form and substance reasonably satisfactory to the Agent, to become bound by the terms and conditions of this Agreement and the Security Agreement; (B) all Collateral shall remain, subject to the valid security interest of the Agent under the Security Agreement; (C) EIN shall execute and deliver such other documents and agreements, as may be reasonably requested by the Agent, to ensure that such merger does not adversely affect the rights of the Agent under this Agreement or the Security Agreement and (D) the Agent shall have received a favorable opinion of the counsel of EIN, in form and substance reasonably satisfactory to the Agent addressing, among other things, the fact that this Agreement and the Security Agreement will, upon the effectiveness of the Delaware Merger, be the legal, valid and binding obligations of EIN, enforceable against EIN in accordance with their terms.

          (e)  Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose
               ---------------------
of any assets or grant any option or other right to purchase, lease or otherwise acquire any assets other than pursuant to the Transaction Documents.

          (f)  Investments in Other Persons.  Make or hold any Investment in any
               ----------------------------
Person other than:

               (i)       Investments by the Borrower in Echelon;

               (ii)      after the effectiveness of the Merger, Investments in
                     (A) any subsidiary or joint venture of Echelon in existence as of the date hereof and (B) any wholly-owned subsidiary of the Borrower as of the date of the Advance;

               (iii)     Investments by the Borrower in the Preferred Stock (as
                     defined in the Subscription Agreement); and

               (ii)      Investments by the Borrower in Cash Equivalents.

          (g)  Distributions, Etc.  Declare or pay any dividends, purchase,
               ------------------
redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, in each case, other than pursuant to the Transaction Documents.

          (h) Change in Nature of Business.  Without the prior written consent
              ----------------------------
of the Lenders (which consent shall not be unreasonably withheld or delayed), engage in any business activities other than the transactions contemplated or permitted by the Transaction Documents.

          (i) Charter Amendments.  Amend its certificate of incorporation or
              ------------------
bylaws, except as permitted by the Merger Agreement.

          (j) Amendment, Etc. of Transaction Documents.  Cancel or terminate any
              ----------------------------------------
Transaction Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Transaction Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Transaction Document, agree in any manner to any other amendment, modification or change of any term or condition of any Transaction Document or take any other action in connection with any Transaction Document that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or interests of the Agent or any Lender.

          SECTION 5.03.  Reporting Requirements.  So long as the Advance shall
                         ----------------------
remain unpaid, the Borrower will furnish to the Lenders:

          (a) Default Notice.  As soon as possible and in any event within two
              --------------
days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) Financials.  As soon as available and in any event within 45 days
              ----------
after each fiscal quarter of the Borrower and 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such period and the related consolidated and consolidating balance sheets as at the end of such period.

          (c) Litigation.  Promptly after the commencement thereof, notice of
              ----------
all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, Echelon or EIN of the type described in Section 4.01(e).

          (d) Transaction Document Notices.  Promptly upon receipt thereof,
              ----------------------------
copies of all notices, requests and other documents received by the Borrower under or pursuant to any Transaction Document regarding or related to any breach or default by any party thereto or any other event that could impair the value of the interests or the rights of the Borrower or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Transaction Document and, from time to time upon request by the Agent, such information and reports regarding the Transaction Documents as the Agent may reasonably request.

          (e) Other Information.  Such other information respecting the
              -----------------
business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, Echelon or EIN as any Lender (through the Agent) may from time to time reasonably request.


                                  ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
-------------------

          (a) (i) the Borrower shall fail to pay any principal of the Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on the Advance or shall fail to make any other payment under any Transaction Document in accordance with the terms of such Transaction Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Transaction Document shall prove to have been incorrect in any material respect when made; or

          (c) the Borrower shall fail to perform or observe any other term, covenant or agreement contained herein or in any other Transaction Document on its part to be performed or observed, unless such failure could not result in a Material Adverse Effect; or

          (d) the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (d); or

          (e) the occurrence of any of the events set forth in subparagraph (d) with respect to Echelon or EIN; or

          (f) any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) any non-monetary judgment or order shall be rendered against the Borrower that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any provision of any Transaction Document to which the Borrower is party after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing; or

          (i) the Security Agreement after delivery thereof pursuant to Section
3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby or the Borrower or any successor, by merger or otherwise, to the Borrower shall so assert in writing; or

          (j) the Borrower shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt or notional amount of at least $500,000 (but excluding Debt outstanding hereunder) of the Borrower, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (k) the occurrence of any of the events set forth in subparagraph (j) with respect to Echelon or EIN; or

          (l) there shall occur in the reasonable judgment of the Required Lenders any Material Adverse Effect;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, terminate its obligation to make any part of the Advance, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Transaction Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in
                                                      --------  -------
the event of an actual or deemed entry of an order for relief with respect to the Borrower or any successor, by merger or otherwise, to the Borrower under the Federal Bankruptcy Code, such obligations shall automatically terminate and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01.  Authorization and Action.  Each Lender (in its capacity
                         ------------------------
as a Lender) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Transaction Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the
                                                   --------  -------
Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.


          SECTION 7.02.  Agent's Reliance, Etc.  Neither the Agent nor any of
                         ---------------------
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Transaction Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03.  Rabobank and Affiliates. With respect to the Advance
                         -----------------------
and the Notes issued to it, Rabobank shall have the same rights and powers under the Transaction Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Rabobank in its individual capacity. Rabobank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower and any Person who may do business with or own securities of the Borrower, all as if Rabobank were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04.  Lender Credit Decision. Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Agent or any other Lender and based on such documents and other and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05.  Indemnification.  Each Lender severally agrees to
                         ---------------
indemnify the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Transaction Documents or any action taken or omitted by the Agent under the Transaction Documents; provided,
                                                               --------
however, that no Lender shall be liable for any portion of such liabilities,
-------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of the aggregate principal amount of the Advance outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Transaction Documents.

          SECTION 7.06.  Successor Agents.  The Agent may resign at any time by
                         ----------------
giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Agreement, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or the Notes or any other Transaction Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Security Agreement, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent
                         --------  -------
shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) change the number of Lenders or the percentage of the aggregate unpaid principal amount of the Advance that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) release all or substantially all of the Collateral in any transaction or series of related transactions, (iii) subject the Lenders to any additional obligations, (iv) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (v) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or (vi) limit the liability of the Borrower under any of the Transaction Documents; and provided further that no amendment, waiver or consent
                           -------- -------
shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

          SECTION 8.02.  Notices.  All notices and other communications provided
                         -------
for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, c/o The Diversified Group, 950 Third Avenue, New York, New York 10167, Attention: James Haber; if to the Initial Lender, at its Applicable Lending Office specified on the signature pages hereto; if to any other Lender, at its Applicable Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 245 Park Avenue, New York, New York 10167, Attention: Chris Kortlandt; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03.  No Waiver; Remedies   No failure on the part of any
                         -------------------
Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs, Expenses.   (a)  The Borrower agrees to pay on
                         ---------------
demand (i) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Transaction Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Transaction Documents, with respect to negotiations with the Borrower arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Lenders in connection with the enforcement of the Transaction Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all
                               -----------------
claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the actual or proposed use of the proceeds of the Advance, the Transaction Documents or any of the transactions contemplated thereby. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the actual or proposed use of the proceeds of the Advance, the Transaction Documents or any of the transactions contemplated thereby.

          (c) If any payment of principal of, or Conversion of, a Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05(a)(ii), 2.05(b), 2.07(c) or 2.08(c), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Transaction Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Agent or any Lender, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Transaction Document, the agreements and obligations of the Borrower contained in Sections 2.08 and 2.10 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Transaction Documents.

          SECTION 8.05.  Right of Set-off .  Upon (a) the occurrence and during
                         -----------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice
                         --------  -------
shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have.

          SECTION 8.06.  Binding Effect.  This Agreement shall become effective
                         ---------------
when it shall have been executed by the Borrower, the Agent and the Initial Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, other than with respect to a Permitted Merger.

          SECTION 8.07.  Assignments and Participations.  (a)  Each Lender may
                         -------------------------------
assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement, the portion of the Advance owing to it and the Note or Notes held by it; provided, however, that (i) each such assignment shall
                          --------  -------
be to an Eligible Assignee, and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Transaction Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Transaction Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Advance owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for
 --------
all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the

Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in form and substance satisfactory to the Agent, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the amount of the Advance assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of the Advance, a new Note to the order of the assigning Lender in an amount equal to the portion of the Advance retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (f) Each Lender may sell participations to one or more Persons (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance owing to it and the Note or Notes (if any) held by
it); provided, however, that (i) such Lender's obligations under this Agreement
     --------  -------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and
(iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the
              --------  -------
assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08.  Execution in Counterparts.  This Agreement may be
                         --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.09  Jurisdiction, Etc.  (a)  Each of the parties hereto
                        -----------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.10  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE
                        -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

          SECTION 8.11  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENT
                        --------------------
AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCE OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    EIN ACQUISITION CORP.



                                    By:_______________________
                                    Name:
                                    Title:


                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
                                    NEW YORK BRANCH, as Agent


                                    By:_______________________
                                    Name:
                                    Title:


                                    By:_______________________
                                    Name:
                                    Title:



                                    UTRECHT-AMERICA FINANCE CO., as Initial
                                    Lender



                                    By:_______________________
                                    Name:
                                    Title:


                                    By:_______________________
                                    Name:
                                    Title:


                                    Address:
                                    245 Park Avenue
                                    New York, New York 10167

                                   EXHIBIT A
                                PROMISSORY NOTE



$_______________                                      Dated:  _________ __, 199_



          FOR VALUE RECEIVED, the undersigned, EIN ACQUISITION CORP., a Florida corporation, together with any successor by merger (the "Borrower"), HEREBY
                                                         --------
PROMISES TO PAY [to the order]* of _________________________  (the "Lender")
                                                                    ------
[or its registered assigns]** for the account of its Applicable Lending
Office (as defined in the Credit Agreement referred to below) the principal amount of the Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of January __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement";
                                                           ----------------
terms defined therein being used herein as therein defined) among the Borrower, the Lender, certain other lenders party thereto and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent for the Lender and such other lenders thereto on the Maturity Date.

          The Borrower promises to pay to [the Lender or its registered assigns]** interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, at 245 Park Avenue, New York, New York 10167, United States, in same day funds. The Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "Advance") by
                                                                    -------
the Lender to the Borrower in an amount not

___________________

* Delete these brackets if the Lender will not be relying on the portfolio interest exception.

** Include this language if the Lender will be relying on the portfolio interest exception.

to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note are secured by the Collateral as provided in the Transaction Documents.



                                    EIN ACQUISITION CORP.



                                    By_____________________________
                                    Name:
                                    Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
                                 Amount of           Unpaid
               Amount of       Principal Paid       Principal         Notation
   Date         Advance          or Prepaid          Balance          Made By
================================================================================

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

================================================================================

                                   EXHIBIT B

                           HELLER PURCHASE AGREEMENT

                    (See Exhibit (d)(5) to the Schedule TO)

                                   EXHIBIT C

                        REAL ESTATE PURCHASE AGREEMENT

                    (See Exhibit (d)(2) to the Schedule TO)

                                   EXHIBIT D

                            SUBSCRIPTION AGREEMENT

                    (See Exhibit (d)(3) to the Schedule TO)

                                   EXHIBIT E

                                ESCROW AGREEMENT
                                ----------------

     This ESCROW AGREEMENT, dated as of January 21, 2000 (this "Agreement"), among EIN ACQUISITION CORP., a Florida corporation (together with any successor by merger, the "Seller"), HELLER FINANCIAL, INC., a Delaware corporation (the "Purchaser"), and COOPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK B.A., NEW YORK BRANCH, in its capacity as escrow agent, (the "Escrow Agent").

                                    RECITALS

     A. The Purchaser and Seller have entered into Omnibus Agreement, dated January __, 2000 (the "Omnibus Agreement") pursuant to which the Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to the Purchaser, the Equity Interests. Unless otherwise defined herein, capitalized terms used shall have the meanings specified in the Omnibus Agreement.

     B. In order to ensure the delivery of the documents necessary to convey the Equity Interests upon the relevant Closing Date, the Seller and the Purchaser wish to deposit into escrow all Escrowed Items to be delivered under the Omnibus Agreement with the Escrow Agent, to be held and distributed by the Escrow Agent in accordance with this Agreement.

     C. The Escrow Agent will hold the Escrowed Items in escrow for the benefit of the Seller, the Purchaser and Seller's Lender.

                                   AGREEMENT

     Now, therefore, in consideration of the foregoing and the mutual agreements contained herein and in the Omnibus Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent.  The Purchaser and the Seller
        -----------------------------------------
hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement. Seller shall pay all fees and expenses of the Escrow Agent for services to be rendered by Escrow Agent hereunder.

     2. Establishment of the Escrow.
        ---------------------------
        (a) In accordance with Section 4(c) of the Omnibus Agreement, simultaneously with the consummation of the Merger, the Purchaser and Seller shall deliver or cause to be delivered to the Escrow Agent, the Escrowed Items. The Escrow Agent shall hold the Escrowed Items in escrow pursuant to this Agreement.

        (b) Each of the Purchaser and the Seller confirms to the Escrow Agent, to each other and to the Seller's Lender that the Escrowed Items delivered in accordance with paragraph 2(a) above are all of the deliveries necessary to satisfy the conditions set forth in Section 4(c) of the Omnibus Agreement.

        3.  Release from Escrow.  Upon the receipt of written notice from the
            -------------------
Purchaser and the Seller to deliver an Escrowed Item which notice shall in all events be subject to the terms and conditions of and certify that it complies with Sections 8(a) and 8(d) of the Omnibus Agreement, the Escrow Agent shall, on the date specified in such notice (which date shall be selected by the Purchaser and reasonably acceptable to the Seller) , deliver such Escrowed Item to the Purchaser. Notwithstanding anything else to the contrary contained herein, in the Omnibus Agreement or in any other Relevant Document (including, without limitation, the failure of the Escrow Agent to receive the notice described in the preceding sentence), on the Final Closing Date (or such other date as may be specified by the Purchaser, which date, for the avoidance of doubt, may be after the Final Closing Date if the applicable Acquisition Price and any and all amounts specified in the last sentence of Section 4(b) of the Omnibus Agreement and in each Purchase Agreement shall have been paid in full on or prior to the Final Closing Date), the Escrow Agent shall deliver to the Purchaser each of the Escrowed Items which has not previously been delivered to the Purchaser pursuant to this Paragraph 3.

        4.  Assignment of Rights to the Escrow Fund: Assignment of Obligations;
            ------------------------------------------------------------------
Successors.  This Agreement may not be assigned by operation of law or otherwise
----------
without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that it is expressly understood and agreed that EIN
--------  -------
Acquisition Corp. shall, upon the terms and subject to the conditions of the Merger Agreement, be merged with and into Echelon International Corporation, a Florida corporation, which, in turn, shall be merged with and into EIN Corp., a Delaware corporation, each of which shall be bound by and become a party hereto as and from the date of such respective mergers in accordance with applicable law. Purchaser and Seller shall have the right, but shall not be obligated to, execute and deliver to Escrow Agent jointly, at the effective time of each such merger, replacement Escrowed Items in the name of each surviving corporation described in the preceding sentence, to be held in escrow hereunder, in place and instead of any Escrowed Items. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the Seller's Lender and their permitted assigns.

        5.  Escrow Agent.
            ------------
        (a) Except as expressly contemplated by this Agreement or by written instructions from the Purchaser, the Seller and the Seller's Lender, the Escrow Agent shall not deliver any Escrowed Item, except pursuant to an order of a court of competent jurisdiction.

        (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

        (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

        (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice (including in-house counsel) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

        (e) The Seller and the Purchaser shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

        (f) The Escrow Agent may at any time resign by giving twenty business days' prior written notice of resignation to the Seller and the Purchaser. The Seller and the Purchaser may, with the consent of the Seller's Lender, at any time jointly remove the Escrow Agent by giving ten business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York and assets in excess of $1.5 billion, and which shall be reasonably acceptable to the Seller and the Seller's Lender, shall be appointed by the Purchaser by written instrument executed by the Purchaser and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty business days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrowed Items until the earliest of (i) its receipt of designation of a successor Escrow Agent, (ii) its receipt of a written instruction by the Seller, the Purchaser and the Seller's Lender or
(iii) termination of this Agreement in accordance with its terms.

        6.  Termination.  This Agreement shall terminate on the earlier date (i)
            -----------
on which all Escrowed Items have been delivered pursuant to the terms hereof or
(ii) the Seller, the Purchaser, the Seller's Lender and the Escrow Agent agree in writing to terminate this Agreement.

        7.  Notices.  All notices, requests, claims, demands and other
            -------
communications delivered hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
7):

   (a)  if to the Seller, at its address set forth in the Omnibus Agreement.

   (b)  if to the Purchaser, at its address set forth in the Omnibus Agreement.

   (c)  if to the Seller's Lender:


        245 Park Avenue
        New York, New York 10167
        Fax:  212-922-0969
        Attention:  Hans den Baas

   (d)  if to the Escrow Agent:

        245 Park Avenue
        New York, NY 10167-0062
        Fax:  (212) 808-2585
        Attention:  Chris Kortlandt

        8.  Governing Law.  This Agreement shall be governed by, and construed
            -------------
in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State without giving effect to principles thereof relating to conflicts of law rules that would direct the application of the laws of another jurisdiction.

        9.  Amendments.  This Agreement may not be amended or modified except
            ----------
(a) by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser, the Seller's Lender and the Escrow Agent or (b) by a waiver in accordance with Section 10 of this Agreement.

        10.  Waiver.  Any party hereto may (i) extend the time for the
             ------
performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

        11.  Severability.  If any term or other provision of this Agreement is
             ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        12.  Entire Agreement.  This Agreement constitutes the entire agreement
             ----------------
of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Seller, the Purchaser, the Seller's Lender and the Escrow Agent with respect to the subject matter hereof.

        13.  No Third Party Beneficiaries.  Except with respect to the Seller's
             ----------------------------
Lender, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        14.  Headings.  The descriptive headings contained in this Agreement are
             --------
included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        15.  Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, and by different parties hereto in separate counterparts, each of which when duly executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


     In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                 EIN ACQUISITION CORP.


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:


                                 HELLER FINANCIAL, INC.


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:


                                 COOPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK
                                 B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:

                                   EXHIBIT F

                             CASH ESCROW AGREEMENT
                             ---------------------

     This CASH ESCROW AGREEMENT, dated as of January 21, 2000 (this "Agreement"), among ETA HOLDING LLC, a Delaware limited liability company (the "Parent"), EIN ACQUISITION CORP., a Florida corporation (together with any successor by merger, the "Sub"), ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Company"), and COOPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK B.A., NEW YORK BRANCH, in its capacity as escrow agent, (the "Escrow Agent").

                                    RECITALS

  A. The Company, the Parent and Sub have entered into an Agreement and Plan of Merger, dated January 21, 2000 (the "Merger Agreement"). Unless otherwise defined herein, capitalized terms used shall have the meanings specified in the Merger Agreement.

  B. In order to facilitate the transaction contemplated by the Merger Agreement, the Company has agreed to deposit into escrow cash, to be held and distributed by the Escrow Agent in accordance with this Agreement, in an aggregate amount (the "Escrow Fund") equal to the sum of:

     (i) the difference between (A) the sum of the aggregate Offer Price plus the aggregate Merger Consideration less (B) the sum of (1) the cash portion
                                        ----
     of the Transfer Value and any Reduction in Transfer Value (each as defined in the Subscription Agreement) plus (2) the Purchase Price (as defined in
                                    ----
     the Purchase and Sale Agreement) plus (3) the aggregate Acquisition Price
                                      ----
     set forth on Schedule 3 to, and as defined in, the Omnibus Agreement;
     plus
     ----

     (ii) the sum of (A) $7,000,000 plus (B) the aggregate amount of rent payments received by the Company with respect to the Leveraged Lease Portfolio during the period from February 1, 2000 through the Effective Date.

     C. The Escrow Agent will hold the Escrow Fund in escrow for the benefit of the Sub and the Company.


                                   AGREEMENT

     Now, therefore, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1.  Appointment and Agreement of Escrow Agent.  The Company and the Sub
         -----------------------------------------
hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement. Sub shall pay all fees and expenses of the Escrow Agent for services to be rendered by Escrow Agent hereunder.

     2.  Establishment of the Escrow Fund.
         --------------------------------
        (a) In accordance with terms of the Merger Agreement, simultaneously with the consummation of the Merger, the Company shall deliver or cause to be delivered to the Escrow Agent, the Escrow Fund. The Escrow Agent shall hold the Escrow Fund in escrow pursuant to this Agreement.

        (b) Each of Sub and the Company confirms to the Escrow Agent and to each other that all amounts in the Escrow Fund are free and clear of all Encumbrances (as defined below), except as may be created by this Agreement.

     "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     3.  Release from Escrow.  Notwithstanding anything else to the contrary
         -------------------
contained herein, in the Merger Agreement or in any other related document, immediately following the filing of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida, the Escrow Agent shall transfer, release and pay entire balance of the Escrow Fund to the Sub's account with the Escrow Agent. If (i) the Purchase and Sale Agreement is terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Escrow Fund shall be promptly transferred by Escrow Agent to the Company.

     4.  Assignment of Rights to the Escrow Fund: Assignment of Obligations;
         -------------------------------------------------------------------
Successors.  This Agreement may not be assigned by operation of law or otherwise
----------
without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that it is expressly understood and agreed that (i) EIN
--------  -------
Acquisition Corp. shall, upon the terms and subject to the conditions of the Merger Agreement, be merged with and into Echelon International Corporation, a Florida corporation, which, in turn, shall be merged with and into EIN Corp., a Delaware corporation, each of which shall be bound by and become a party hereto as and from the date of such respective mergers in accordance with applicable law and (ii) the Sub may assign its rights under this Agreement to Utrecht-America Finance Co. ("UAFC") and the other Lenders (as defined in the Credit Agreement dated as of January 21, 2000 among Sub, UAFC and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as agent)(UAFC and the other Lenders, collectively referred to as the "Lender"). This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

     5.  Liquidation of the Escrow Fund.  Whenever the Escrow Agent shall be
         ------------------------------
required to make payment of the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund, as the case may be, to the extent necessary to pay such amounts in full and in cash.

     6.  Maintenance of the Escrow Fund; Termination of the Escrow Fund.  The
         --------------------------------------------------------------
Escrow Agent shall continue to maintain the Escrow Fund, as the case may be, until the earlier of (i) the time at which there shall be no funds in such Escrow Fund or (ii) the termination of this Agreement.

     7.  Investment of Escrow Fund.  The Escrow Agent shall invest and reinvest
         -------------------------
moneys on deposit in the Escrow Fund, in any combination of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime 1 " (or the then equivalent grade) by Moody's Investors Services, Inc. or "A 1 " (or the then equivalent grade) by Standard & Poors, Inc. It is agreed for federal income tax purposes that the parties herein shall treat the Escrow Fund as a grantor trust established by Sub. The Interest shall be included on Sub's tax return as it is earned by the Escrow Fund in accordance with Sub's method of tax accounting.

     8.  Escrow Agent.
         ------------

        (a) Except as expressly contemplated by this Agreement or by written instructions from the Company, the Sub and their permitted assigns, the Escrow Agent shall not deliver any funds constituting the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

        (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

        (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

        (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice (including in-house counsel) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

        (e) The Sub and the Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

        (f) The Escrow Agent may at any time resign by giving twenty business days' prior written notice of resignation to the Sub and the Company. The Sub and the Company may, with the consent of their permitted assigns, at any time jointly remove the Escrow Agent by giving ten business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York and assets in excess of $1.5 billion, and which shall be reasonably acceptable to the Sub and their permitted assigns, shall be appointed by the Company by written instrument executed by the Company and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty business days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earliest of (i) its receipt of designation of a successor Escrow Agent,
     (ii) its receipt of a written instruction by the Sub, the Company and their permitted assigns or (iii) termination of this Agreement in accordance with its terms.

     9.  Termination.  This Agreement shall terminate on the earlier date (i) on
         -----------
which all funds in the Escrow Fund have been delivered pursuant to the terms hereof or (ii) the Sub, the Company, their permitted assigns and the Escrow Agent agree in writing to terminate this Agreement.

     10.  Notices.  All notices, requests, claims, demands and other
          -------
communications delivered hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
7):

  (a)  if to the Sub, at its address set forth in the Merger Agreement.

  (b)  if to the Company, at its address set forth in the Merger Agreement.

  (c)  if to the Escrow Agent:

       245 Park Avenue
       New York, NY 10167-0062
       Fax:  (212) 808-2585
       Attention:  Chris Kortlandt

     11.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State without giving effect to principles thereof relating to conflicts of law rules that would direct the application of the laws of another jurisdiction.

     12.  Amendments.  This Agreement may not be amended or modified except (a)
          ----------
by an instrument in writing signed by, or on behalf of, the Sub, the Company, their permitted assign and the Escrow Agent or (b) by a waiver in accordance with Section 10 of this Agreement.

     13.  Waiver.  Any party hereto may (i) extend the time for the performance
          ------
of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     14.  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     15.  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Sub, the Company and the Escrow Agent with respect to the subject matter hereof.

     16.  No Third Party Beneficiaries.  Except with respect to permitted
          ----------------------------
assigns, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     17.  Headings.  The descriptive headings contained in this Agreement are
          --------
included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    18.  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, and by different parties hereto in separate counterparts, each of which when duly executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


     In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                 EIN ACQUISITION CORP.

                                 By:
                                    -----------------------------------------
                                 Name:
                                 Title:


                                 ETA HOLDING LLC

                                 By:
                                    -----------------------------------------
                                 Name:
                                 Title:


                                 ECHELON INTERNATIONAL CORPORATION

                                 By:
                                    -----------------------------------------
                                 Name:
                                 Title:



                                 COOPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK
                                 B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH

                                 By:
                                    -----------------------------------------
                                 Name:
                                 Title:

                                 By:
                                    -----------------------------------------
                                 Name:
                                 Title:

                                   EXHIBIT G

                               MERGER AGREEMENT

                    (see Exhibit (b)(1) to the Schedule TO)

                                   EXHIBIT H
                                                                     EXHIBIT 7.8
                                                                     -----------

                            JOINT INSTRUCTION LETTER


                                                  [February] , 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida 33619
Attention: Juanita M. Shuster

Dear Ms. Shuster:

     Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), (b) the Subscription Agreement dated January 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"), and (c) that certain Joint Direction Letter of even date herewith made by the Seller, the Buyer, the Transferor and the Transferee and delivered to you pursuant to Sections 7.7 of the Purchase and Sale Agreement and
Section 7.7 of the Subscription Agreement (the "Joint Direction Letter"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

     This Joint Instruction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to in herein as "Escrow Agent") pursuant to Section 7.8 of the Purchase and Sale Agreement and Section 7.8 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects. A copy of this Joint Instruction Letter shall be delivered by Escrow Agent to EIN Acquisition Corp., a Florida corporation, ("EIN") and to Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, for the benefit of itself and Utrecht VIN America Finance Co. (collectively "Lender") and may be relied upon by EIN and Lender as if it had been addressed to them directly.

     1. Each of the Buyer and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by the other party hereto or by any other signatory to the Joint Direction Letter but not by it, based upon and in reliance upon, but not in any event subject to, the waivers and acknowledgements of such other parties hereby and thereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and
(j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required hereby or thereby) have been satisfied or waived as of the date hereof.

     2. The Buyer hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(1) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8, or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Purchase and Sale Agreement, Buyer agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Purchase and Sale Agreement.

     3. The Transferee hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(1) and (j), and 6.2(1) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8, or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Subscription Agreement, the Transferee agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Subscription Agreement.

     4. The Buyer hereby further confirms that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent Linder Sections 7.4 and 7.5 of the Purchase and Sale Agreement

(the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent Linder the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $ , (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $ , and (e) the Joint Direction Letter required by Section 7.7 of the Purchase and Sale Agreement has been delivered by the Buyer and the Seller to Escrow Agent.

     5. The Transferee hereby further confirms that (a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $ [, the Reduction in Transfer Value is and the Excess Amount (as such term is defined in the Subscription Agreement is ]), and
(d) the Joint Direction Letter required by Section 7.7 of the Subscription Agreementhas been delivered by the Transferor and the Transferee to Escrow Agent.

     6. The Buyer hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

     (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,


     (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

     (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer as follows:
          [Echelon Residential LLC wire instructions].

     (b) if (i) the Purchase and Sale Agreement has been terminated pursuant to
Section 911 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

     7. The Transferee hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows: (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,


     (i)  the Preferred Stock shall be delivered to the Surviving Corporation;

     (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

     (iii) an amount equal to fifteen (15%) percent of any Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC as follows: [Echelon Commercial LLC wire instructions]; and

     (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease) as follows: [Heller Affordable Housing of Florida Inc., Cash Collateral Account wire instructions].

     (b) If (i) the Subscription Agreement has been terminated pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

     8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Buyer, the Transferee, EIN and Lender.

     Please acknowledge your receipt hereof and of each of the Joint Direction Letter, Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Transferee, EIN and Lender. EIN and Lender and joining in the execution hereof for the purpose of acknowledging their receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.

     IN WITNESS WHEREOF, this irrevocable Joint Instruction Letter has been signed this -day of [February], 2000.

                                        ECHELON RESIDENTIAL LLC, as Buyer


                                       By:
                                           ----------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------


                                        HELLER AFFORDABLE HOUSING OF
                                        FLORIDA, INC., as Transferee


                                        By:
                                           ----------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------


ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:
   -----------------------------------------
      Name:
           ---------------------------------
      Title:
            --------------------------------

RECEIPT ACKNOWLEDGED:


EIN ACCUSATION CORPORATION


By:
   -----------------------------------------
      Name:
           ---------------------------------
      Title:
            --------------------------------

COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
"RABOBANK NEDERLAND", NEW YORK BRANCH


By:
   -----------------------------------------
      Name:
           ---------------------------------
      Title:
            --------------------------------